                                                                      EXHIBIT 22



                           SUBSIDIARIES OF REGISTRANT



                       Sheldahl International Sales, Inc.
                     a corporation organized under the laws
                             of the Virgin Islands

                  (Wholly-owned subsidiary of Sheldahl, Inc.)

                             Sheldahl Colorado, LLC
                     a Minnesota limited liability company

                   (Wholly-owned subsidiary of Sheldahl, Inc.)